EXHIBIT 23.4

CONSENT OF OLIVER WYMAN, INC.

Oliver Wyman, Inc. hereby consents to the use of any information and data contained in our report entitled “China Consumer Finance P2P Lending – Market Overview and Perspectives” in this Registration Statement on Form F-1 (and in all subsequent amendments), and in the prospectus contained therein, and to all references to our company included in such Registration Statement, including under the heading “Experts.”

/s/ Cliff Sheng
Name: Cliff Sheng
Title: Partner
Oliver Wyman, Inc.
1166 6th Ave
New York, NY 10036

December 28, 2015